ASSIGNMENT & ASSIGNMENT AGREEMENT

     AGREEMENT  made this 8th day of OCTOBER  ,1999,  by and between Mark Pinson
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(hereinafter called ("Pinson") and Veritec Inc. (hereinafter called "Veritec").

     WHEREAS, Veritec wishes to acquire and Pinson wishes to sell and assign certain software and copyrights owned by Pinson and described in the parties' License Agreement dated June 15, 1999, which specifically included, but is not limited to, the existing program code and source code developed by Pinson durig periods he was not either an employee of nor a contractor/consultant of Veritec and all documentation, including manuals and other written materials, which relate to the code;

WHEREAS,  Pinson  desires  to  transfer entire  ownership of  all  intellectual
property  rights  in  the  computer  software, image  processing   sofware  and
documentation to Veritec;

     IT IS THEREFORE agreed between Pinson and Veritec as follows:

(1) For good and valuable consideration including the payment of $50,000 and the grant of 187,500 shares of Veritec's restricted common stock (valued at $0.80 per share), Pinson hereby sells, grants, transfers, assigns and conveys to Veritec, its successors and assigns, the entire title, right, interest, ownership and all subsidiary rights in and to the computer software, image prcessing software and documentation, including but not limited to (a) the right to secure copyright registration therein and to secure renewals, reissues, and extensions of any such copyright or copyright registration in the United States of America or any foreign country; and (b) the right to secure patent registration therein and to any resulting registration in Veritec's name as claimant, and the right to secure renewals, reissues, and extensions of any such patent or patent registration in the United States of America or any foreign country.

(2) Whether the patent or copyright in the software shall be preserved and maintained or registered in the United States of America or any foreign country shall be at the sole discretion of Veritec.

(3)     Pinson hereby represents and warrants that:

        (a) Veritec and its successors and assigns, owns the entire title, right and interest in the software, including the right to reproduce, prepare derivative works based upon the copyright in the software, distribute by sale, by rental, lease or lending or by other transfer of ownership; to perform publicly and to display, in and to the software, whether or not the software constitutes a "work made for Hire" as defined in 17 U.S.C. Section 210 (b);

        (b) Pinson has all necessary rights to sell and assign to Veritec the materials described herein free and clear of any and all claims, liens or encumbrances and restrictions;

       (c) Pinson has not entered into any agreements or commitments which are inconsistent with or in conflict with this Agreement; and,

       (d) The software, manuals and other written materials are complete and detailed sufficiently so that a programmer reasonably skilled in the art can understand and maintain the software.

(4)    Pinson agrees that no rights in the software are retained by Pinson.
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

(5) Pinson agrees to take all actions and cooperate as is necessary to protect the copyright ability of the software and further agrees to execute any documents that might be necessary to perfect Veritec's ownership of copyrights in the software and to registration.

(6) All terms of this Agreement are applicable to any portion or part of the software as well as all the software in its entirety.

(7) This Agreement constitutes the entire agreement between the parties hereto; this Agreement supersedes any prior oral or written agreement or understanding between the parties.

(8) This Agreement has been interpreted under the United States Copyright and/or patent Law; but will be litigated or prosecuted under the laws of the state of Minnesota.

IN WITNESS WHEREOF and intended to be legally bound by, the parties have hereunder set their hands, the day and the year first written above.

By: /s/ Mark B Pinson
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     Mark Pinson

VERITEC INC.

By: /s/ Van Thuy Tran and Jack E. Dahl
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     Name: Van Thuy Tran and Jack Dahl
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     Title: Director/CEO
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